                                    EXHIBIT 1

                            REORGANIZATION AGREEMENT

         This Reorganization Agreement ("Agreement") between AccuPoll Holding Corp., a Nevada corporation ("AccuPoll"), Z prompt inc., a California corporation ("ZPI"), and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of ZPI, and Frank Ehret, the holder of a promissory note of ZPI, is entered effective as of 12:00 a.m. on April 9, 2003.

                                    RECITALS

         A. ZPI, a corporation in existence since May 18, 2000, manages technology support services for mid-range to fortune 1000 companies.

         B. The Shareholders own 100% of the issued and outstanding shares of Common Stock of ZPI (the "ZPI Shares").

         C. This Agreement contemplates a tax-free reorganization of AccuPoll and ZPI pursuant to Internal Revenue Code section 368(a)(1)(b). The Shareholders will receive 8,000,000 shares of restricted Common Stock of AccuPoll in exchange for all of their capital stock in ZPI, pursuant to the terms and conditions set forth in this Agreement.

         D. ZPI will become a wholly-owned subsidiary of AccuPoll.

         E. Frank Ehret holds a promissory note due from ZPI in the unpaid principal amount of $404,774.27, plus accrued interest and desires to exchange such promissory note and all accrued interest thereon for 533,000 restricted shares of Common Stock of AccuPoll.

         F. AccuPoll has also agreed to purchase the promissory note and accrued interest held by Frank Ehret in exchange for 533,000 shares of restricted Common Stock of AccuPoll, pursuant to the terms and conditions set forth in this Agreement.

         In consideration of these premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1.       EXCHANGE OF STOCK AND NOTE.
         ---------------------------

         (a) The Shareholders agree to transfer to AccuPoll, and AccuPoll agrees to acquire from the Shareholders, all of the Shareholders' right, title and interest in their ZPI Shares, representing 100% of the issued and outstanding stock of ZPI, free and clear of all liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature.

         (b) At the Closing (as defined in Section 2 below), upon surrender by the Shareholders of the certificates evidencing all of the ZPI Shares owned by them duly endorsed for transfer to AccuPoll or accompanied by stock powers executed in blank by the Shareholders, AccuPoll will cause 8,000,000 shares (subject to adjustment for fractionalized shares as set forth below) of the restricted voting Common Stock, par value $.001 of AccuPoll (the "AccuPoll Stock") to be issued to the Shareholders, in full satisfaction of any right or interest which each Shareholder held in the ZPI Stock.

         (c) The shares of Common Stock of AccuPoll will be issued to the Shareholders on a pro rata basis, in the same proportion as the percentage of their ownership interest in the ZPI Stock, as set forth on Exhibit A. Any fractional shares that will result due to such pro rata distribution will be rounded up to the next highest whole number. As a result of the exchange for all of the ZPI Stock in exchange for AccuPoll Stock, ZPI will become a wholly-owned subsidiary of AccuPoll.

         (d) Frank Ehret agrees to exchange and transfer his promissory note and all interest accrued thereon payable to him by ZPI to AccuPoll in the total principal amount of $404,774.27, free and clear or all liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature, in exchange for 533,000 shares of restricted Common Stock of AccuPoll.

2.       CLOSING.
         --------

         (a) The parties to this Agreement will hold a closing (the "Closing") for the purpose of executing and exchanging all of the documents contemplated by this Agreement and otherwise effecting the transactions contemplated by this Agreement. The Closing will be held as soon as possible at the offices AccuPoll in Irvine, California, unless another place or time is mutually agreed upon in writing by the parties. All proceedings to be taken and all documents to be executed and exchanged at the Closing will be deemed to have been taken, delivered and executed simultaneously, and no proceeding will be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. If agreed to by the parties, the Closing may take place through the exchange of documents by fax and/or express courier.

         (b) With the exception of any stock certificates which must be in their original form, any copy, fax, e-mail or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, fax, e-mail or other reproduction is a complete reproduction of the entire original writing or transmission or original signature, and the originals are promptly delivered thereafter.

3.       REPRESENTATIONS AND WARRANTIES OF ACCUPOLL.
         -------------------------------------------

         AccuPoll represents and warrants as follows:

         (a) AccuPoll is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         (b) The authorized capital stock of AccuPoll consists of 600,000,000 shares of Common Stock, $.001 par value per share, of which, based on the records of AccuPoll's stock transfer agent, 110,203,715 shares are issued and outstanding as of the close of business on March 27, 2003. To the knowledge of AccuPoll, all issued and outstanding shares of AccuPoll's Common Stock are fully paid and nonassessable. When issued, the AccuPoll Stock will be duly authorized, validly and newly issued, fully paid and nonassessable and free and clear of all liens.

         (c)      AccuPoll has one subsidiary, AccuPoll Inc..

         (d) Execution of this Agreement and performance by AccuPoll hereunder has been duly authorized by all requisite corporate action on the part of AccuPoll, and this Agreement constitutes a valid and binding obligation of AccuPoll, and AccuPoll's performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, or, to AccuPoll's knowledge any law or regulation, to which any property of AccuPoll is subject or by which AccuPoll is bound.

         (e) AccuPoll has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance hereunder.

         (f) AccuPoll has provided all financial statements and financial information in its possession as has been requested by the Shareholders and Mr. Ehret.

         (g) There is no litigation or similar proceeding pending, or to AccuPoll's knowledge threatened, against or relating to AccuPoll, its properties or business.

         (h) AccuPoll is acquiring the ZPI shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

         (i) AccuPoll has filed in correct form all tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. AccuPoll has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of AccuPoll.

         (j) AccuPoll and its representatives have had the opportunity to perform all due diligence investigations of ZPI and its business as they have deemed necessary or appropriate and to ask questions of ZPI's officers and directors and have received satisfactory answers to all of their questions. AccuPoll and its representatives have had access to all documents and information about ZPI and have reviewed sufficient information to allow them to evaluate the merits and risks of AccuPoll's acquisition of the ZPI capital stock.

4.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND FRANK EHRET.
         -------------------------------------------------------------------

         The Shareholders and Frank Ehret, jointly and severally, represent and warrant as follows:

         (a) ZPI is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and is licensed or qualified as a foreign corporation in all places in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         (b) Other than a Shareholder Agreement among the Shareholders which will be cancelled concurrent with the Closing, there are no agreements purporting to restrict the transfer of the ZPI Shares, nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the ZPI Shares. The ZPI Shares held by the Shareholders are duly and validly issued, fully paid and non-assessable, and issued in full compliance with all federal, state, and local laws, rules and regulations. There are no subscription rights, options, warrants, convertible securities, or other rights (contingent or otherwise) presently outstanding, for the purchase, acquisition, or sale of the capital stock of ZPI, or any securities convertible into or exchangeable for capital stock of ZPI or other securities of ZPI, from or by ZPI.

         (c) The Shareholders have full right, power and authority to sell, transfer and deliver the ZPI Shares, and upon delivery of the certificates therefor as contemplated in this Agreement, the Shareholders will transfer to AccuPoll valid and marketable title to the ZPI Shares, including all voting and other rights to the ZPI Shares, free and clear of all pledges, liens, security interests, adverse claims, options, rights of any third party, or other encumbrances. Each of the Shareholders owns and holds that the number or percentage of ZPI Shares which are listed opposite their names on Exhibit A attached hereto.

         (d) The financial statements of ZPI presented to AccuPoll are accurate consistent with U.S. generally accepted accounting principles.

         (e) There is no litigation or proceeding pending, or to any Shareholder's knowledge, threatened, against or relating to ZPI or to the ZPI Shares.

         (f) ZPI has filed in correct form all tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. ZPI has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of ZPI.

         (g) The current residence address or principal place of business of the ZPI Shareholders and Mr. Ehret is as listed on Exhibit A attached hereto.

         (h) The ZPI Shareholders and their representatives have had the opportunity to perform all due diligence investigations of AccuPoll and its business as they have deemed necessary or appropriate and to ask questions of AccuPoll's officers and directors and have received satisfactory answers to all of their questions. The Shareholders have had access to all documents and information about AccuPoll and have reviewed sufficient information to allow them to evaluate the merits and risks of their acquisition of the AccuPoll Stock.

         (i) The Shareholders are acquiring the AccuPoll Stock for their own account (and not for the account of others) for investment and not with a view to the distribution therefor. The Shareholders will not sell or otherwise dispose of the AccuPoll Stock without registration under the Securities Act of 1933, as amended (the "Act"), or an exemption therefrom, and the certificate or certificates representing the AccuPoll Stock will contain a legend to the foregoing effect.

         (j) It is understood that the AccuPoll Stock to be issued to the Shareholders of ZPI will bear the following restrictive legend or similar legend:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR ANY APPLICABLE STATE SECURITIES ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO ACCUPOLL HOLDING CORP. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

         (k) The Common Stock of AccuPoll to be acquired constitutes an investment which is suitable and consistent with each Shareholder's investment program and that the undersigned's financial situation enables the him to bear the risks of this investment. Each Shareholder has such knowledge and experience in financial and business affairs that he is capable of evaluating the merits and risks of an investment in the Common Stock of AccuPoll.

         (l) Each Shareholder is aware that the AccuPoll stock cannot be sold or otherwise transferred for an indefinite period unless subsequently registered or qualified under the Act and applicable state securities laws (which AccuPoll is not obligated to do), or an opinion of counsel acceptable to AccuPoll and its legal counsel is received stating that exemptions from such registration or qualification requirements are available.

         (m) The undersigned further understands that the exemption under Rule 144 promulgated under the Act may not be available because of the conditions and limitations of Rule 144, and that, in the absence of the availability of Rule 144, any disposition of the undersigned's investment may require compliance with some other exemption under the Act, and that AccuPoll is under no obligation to take any action in furtherance of making an exemption under Rule 144 or any other exemption so available.

         (n) The undersigned is aware that AccuPoll has been and is relying upon the representations and warranties set forth herein, in part, in determining whether the exchange of its Common Stock meets the conditions of Section 4(2) under the Act and under the exemptions available from the registration or qualification requirements under applicable state securities laws.

         (o) Each Shareholder confirms that, in making his decision to acquire the Common Stock of AccuPoll, such Shareholder has relied upon independent investigations made by him, or his representatives, including his own professional tax and other advisers, and that he and such representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from AccuPoll or any person(s) acting on its behalf concerning the terms and conditions of this Agreement, and to obtain any additional information or documents, to the extent AccuPoll possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by AccuPoll, and that no representations have been made to the Shareholders concerning the Common Stock of AccuPoll, its business or prospects or other matters.

         (p) Each Shareholder understands that the Common Stock is being offered and sold under an exemption from registration provided by Section 4(2) of the Act, and warrants and represents that any Common Stock subscribed for is being acquired by each Shareholder solely for their own account for investment purposes only; that he has no present agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of any Common Stock subscribed for or which would guarantee the undersigned any profit or protect the undersigned against any loss with respect to such Common Stock; that the undersigned has no present plans to enter into any such agreement or arrangement; and that the undersigned is able to bear the economic risk of the investment for an indefinite period of time.

         (q) The undersigned recognizes the speculative nature and risks of loss associated with investments in development stage companies and that the undersigned may suffer a substantial loss of the undersigned's investment in the Common Stock of AccuPoll. In connection therewith, the Shareholders confirm that each understand, and has fully considered for purposes of this investment, the risks involved in this investment; and is aware that: (i) AccuPoll has a very limited financial and operating history in connection with its current business;
                  (ii) this is a speculative investment which involves a high degree of risk of loss by the undersigned of the undersigned's investment therein; and (iii) at the present, there is a limited public market for the Common Stock and, accordingly, it may be difficult if not impossible for him to liquidate an investment therein for an indefinite period, even in case of emergency.

         (r) The undersigned agrees that the foregoing representations and warranties shall survive the undersigned's acquisition of the Common Stock of AccuPoll. All of the information which the undersigned has furnished AccuPoll herein, or previously with respect to the undersigned's financial position is current and complete as of the date of this Agreement and, if there should be any material change in such information, the undersigned will immediately furnish such revised or corrected information to AccuPoll.

5.       CONDUCT PRIOR TO THE CLOSING.
         -----------------------------

         AccuPoll, the Shareholders and Frank Ehret covenant that between the date of this Agreement and the Closing as to each of them:

         (a) No change will be made in the charter documents, by-laws, or other corporate documents of AccuPoll or ZPI.

         (b) AccuPoll and ZPI will each use their best efforts to maintain and preserve their business organization, employee relationships, and goodwill intact, and ZPI will not enter into any material commitment except in the ordinary course of business.

         (C) The Shareholders will not sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the ZPI Shares owned by them.

         (d) Frank Ehret will not sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the ZPI note owned by him.

6.       CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS.
         ------------------------------------------

         The Shareholders' and Mr. Ehret's obligations to complete the transactions contemplated herein is subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by them as appropriate:

         (a) The representations and warranties of AccuPoll set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

         (b) AccuPoll will have performed all covenants required by this Agreement to be performed by it on or before the Closing.

         (c) This Agreement will have been approved by the Board of Directors of AccuPoll.

         (d) AccuPoll will have delivered to the Shareholders the documents set forth below upon request in form and substance reasonably satisfactory to counsel for the Shareholders, to the effect that:

                  (i) AccuPoll is a corporation duly organized, validly existing, and in good standing in the State of Nevada;

                  (ii) AccuPoll's authorized capital stock is as set forth herein;

                  (iii) Any further document as may be reasonably requested by counsel to the Shareholders and Frank Ehret in order to substantiate any of the representations or warranties of AccuPoll set forth herein.

         (e) There will have occurred no material adverse change in the business, operations or prospects of AccuPoll.

7.       CONDITIONS TO OBLIGATIONS OF ACCUPOLL.
         --------------------------------------

         AccuPoll's obligation to complete the transaction contemplated herein will be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by AccuPoll, as appropriate:

         (a) The representations and warranties of the Shareholders and Mr. Frank Ehret set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

         (b) The Shareholders and Frank Ehret will have performed all covenants required by this Agreement to be performed by them on or before the Closing.

         (c) The Shareholders will have delivered to AccuPoll the documents set forth below in form and substance reasonably satisfactory to counsel for AccuPoll, to the effect that:

                  (i) ZPI is a corporation duly organized, validly existing, and in good standing in the State of California;

                  (ii) ZPI's authorized capital stock is owned as set forth herein and Exhibit A hereto; and

                  (iii) Any further documents as may be reasonably requested by counsel to AccuPoll in order to substantiate any of the representations or warranties of the Shareholders and Frank Ehret set forth herein.

         (d) There will have occurred no material adverse change in the business, operations or prospects of ZPI.

8.       ADDITIONAL COVENANTS.
         ---------------------

         (a) Between the date of this Agreement and the Closing, the Shareholders, with respect to ZPI, and AccuPoll, with respect to itself, will, and will cause their respective representatives to, (i) afford the other party and its representatives continued access to their personnel, properties, contracts, books and records, and other documents and data, as reasonably requested by the other party; (ii) furnish the other party and its representatives with copies of all such contracts, books and records, and other existing documents and data as the other may reasonably request in connection with the transaction contemplated by this Agreement; and (iii) furnish the other party and its representatives with such additional financial, operating, and other data and information as the other may reasonably request. The Shareholders will cause ZPI to provide, and AccuPoll will provide the Shareholders with, complete copies of all material contracts and other relevant information on a timely basis in order to keep the other party fully informed of the status of their respective business and operations.

         (b) AccuPoll and the ZPI Shareholders and Frank Ehret will cooperate with each other in the preparation of a Form 8-K current report to be filed with the SEC describing the transaction contemplated by this Agreement and such other items as are required by the SEC rules and regulations.

         (c) The Shareholders will deliver all of the corporate books and records of ZPI, including all records relating to its financial statements, to AccuPoll at Closing.

         (d) The parties agree that they will not make, and the Shareholders will not permit ZPI to make, any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other party, except as may be required upon the written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their consent to such announcement.

         (e) AccuPoll after the Closing, will continue to operate ZPI's business in a manner substantially similar to its operation prior to the Closing, and AccuPoll will provide adequate financing to ZPI to support its continued growth.

         (f) So long as this agreement has not been rescinded under the provisions of Section 9 of this Agreement, AccuPoll shall indemnify, defend and hold each of the Shareholders harmless from and against any loss, cost, damage, claim or expense (including without limitation reasonable attorney fees) which a Shareholder may incur or sustain resulting from or arising out of any personal guarantee signed by the Shareholder at the request of any lender to, creditor of, or lessor to ZPI.

         (g) AccuPoll agrees that in the event of a registration or public offering of shares of AccuPoll stock, where officers and/or directors are registering their shares or are selling shareholders, Ehret, Musco, and Shocket (and any transferee from Ehret, Musco or Shocket) will be permitted to include their shares of AccuPoll stock in such registration (and offering, if there is one) on the same terms and conditions that apply to the officers and directors of AccuPoll.

         (h) Concurrent with the Closing, ZPI and Michael Shocket will enter into an Employment Agreement in the form of Exhibit C attached to this Agreement.

         (i) Concurrent with the Closing, ZPI and Paul Musco will enter into an Employment Agreement in the form of Exhibit D attached to this Agreement.

         (j) Concurrent with the Closing, AccuPoll will execute and deliver to Paul Musco a promissory note in the form of Exhibit E attached to this Agreement to replace the balance due on the $200,000 promissory note dated March 29, 2002 made by ZPI in favor of Paul Musco.

         (k) If, on or before April 7, 2005, AccuPoll decides to sell the ZPI capital stock, or substantially all of the ZPI assets, it may not do so without first offering ZPI or its assets to the Shareholders on the same terms and conditions as it can obtain from a third party purchaser.

9.       CONDITION SUBSEQUENT.
         ---------------------

         This Agreement may be rescinded by the Shareholders if AccuPoll's electronic voting system has not received its certification from Wyle Labs by September 30, 2003.

10.      TERMINATION.
         ------------

         This Agreement may be terminated (1) by mutual consent in writing; (2) by either the Shareholders, Frank Ehret, or AccuPoll if there has been a material misrepresentation or material breach of any warranty or covenant by any other party that is not cured by the time of Closing; or (3) by any of the Shareholders, Frank Ehret, or AccuPoll if the Closing has not taken place or on before April 22, 2003, unless adjourned to a later date by mutual consent in writing.

11.      EXPENSES
         --------

         Whether or not the Closing is consummated, each of the parties will pay all of his or its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement.

12.      WAIVER.
         -------

         Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

13.      BROKERS.
         --------

         Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

14.      NOTICES.
         --------

         All notices and other communications under this Agreement must be in writing and will be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to AccuPoll, to:                 AccuPoll Holding Corp.
                                    30 Executive Park # 260
                                    Irvine, Ca 92614
                                    Phone: 949.200.4000

If to the Shareholders, to:         All notices to the Shareholders shall
                                    be sent to them at their addresses listed on Exhibit A to this Agreement.

15.      GENERAL PROVISIONS.
         -------------------

         (a) This Agreement will be governed by and under the laws of the State of Nevada without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

         (b) Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration will be conducted in Irvine, California. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

         (c) In any adverse action, the parties will restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims will be made by any party or affiliate for lost profits, punitive or multiple damages.

         (d) This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This Agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

         (e) This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party will be void.

         (f) The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this Agreement.

         (g) The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and will not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references in this Agreement to Sections, unless otherwise indicated, are references to sections of this Agreement.

         (h) This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

         (i) All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

EXECUTED BY:

AccuPoll Holding Corp.

By: /S/ DENNIS VADURA
   -----------------------
    Dennis Vadura, CEO

Z prompt inc.

By /S/ MICHAEL SHOCKET
   -----------------------
   Michael Shocket, President

THE SHAREHOLDERS OF Z PROMPT INC:

 /S/ FRANK EHRET
--------------------------
Frank Ehret

 /S/ PAUL MUSCO
--------------------------
Paul Musco

 /S/ MICHAEL SHOCKET
--------------------------
Michael Shocket


                                    EXHIBIT A
                                    ---------

                                       TO
                            REORGANIZATION AGREEMENT


                                    NUMBER OF SHARES       NUMBER OF ACCUPOLL SHARES TO
                                   AND % OF OWNERSHIP      BE ISSUED TO THE SHAREHOLDERS
         ZPI STOCKHOLDER             OF ZPI SHARES         OR THEIR DESIGNEES AT CLOSING
         ---------------             -------------         -----------------------------
Frank Ehret                         11,547,740 shares        6,365,000 shares
c/o Q & E Products
915 Terminal Way                    72.9%
San Carlos, California 94070
----------------------------------- ------------------------ ----------------------------

Paul Musco                          3,250,000 shares         1,640,000 shares
10869 Dishman Place
Tustin, California 92782            20.5%
----------------------------------- ------------------------ ----------------------------

Michael Shocket                     1,035,000 shares         528,000 shares
30 Corporate Park, Suite 110
Irvine, California 92606            6.6%
----------------------------------- ------------------------ ----------------------------

Total                               100%                     8,533,000 shares
----------------------------------- ------------------------ ----------------------------

                                    EXHIBIT C
                                    ---------

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made as of April 9, 2003 by Z prompt inc., a California corporation (the "Employer"), and Michael Shocket, an individual (the "Executive").

                                    RECITALS

         The Employer desires Executive's employment with Employer and Executive desires to accept such employment, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section.

         AGREEMENT. This Employment Agreement, as amended from time to time.

         BASIC COMPENSATION.  Salary and benefits.

         BENEFITS. See section 3.1(b)

         BOARD OF DIRECTORS.  The board of directors of Employer.

         CONFIDENTIAL INFORMATION.  Any and all:

         (a) trade secrets concerning the business and affairs of Employer, data, know-how, graphs, drawings, samples, inventions and ideas, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of California law; and

         (b) information concerning the business and affairs of Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; and

         (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for Employer containing or based, in whole or in part, on any information included in the foregoing.

         CONTRACT YEAR. Any 12 month period during the Employment Period commencing on the Effective Date, or any anniversary of the Effective Date.

         DISABILITY. See Section 6.2.

         EFFECTIVE DATE. The date stated in the first paragraph of the Agreement.

         EMPLOYMENT PERIOD.  See Section 2.2.

         FISCAL YEAR. Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

         FOR CAUSE.  See Section 6.3

         FOR GOOD REASON.  See Section 6.4.

         PERSON. Any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         POST-EMPLOYMENT PERIOD.  See Section 8.2.

         PROPRIETARY ITEMS.  See Section 7.2(a)(iv).

         SALARY. See Section 3.1(a)

2.       EMPLOYMENT TERMS AND DUTIES

         2.1      EMPLOYMENT

         Employer hereby employs Executive, and Executive hereby accepts employment by Employer upon the terms and conditions set forth in this Agreement.

         2.2      TERM

         Subject to the provisions of Section 6, the term of Executive's employment under this Agreement will be three years (the "Employment Period"), beginning on the Effective Date and ending on the third anniversary of the Effective Date, unless extended in accordance with the terms hereof.

         2.3      DUTIES

         Executive will have such duties as are assigned or delegated to Executive by the Board of Directors of Employer, and will initially serve as the Chief Executive Officer of Employer. Executive will devote his entire business time, attention, skill, and energy exclusively to the business of Employer, will use his best efforts to promote the success of Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of Employer. If Executive is elected as a director of Employer or as a director or officer of any of its affiliates, Executive will fulfill his duties as such director or officer without additional compensation.

3.       COMPENSATION

         3.1      BASIS COMPENSATION

         (a) SALARY. Executive will be paid an annual base salary of $120,000, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to Employer's customary payroll practices, but no less frequently than monthly. The salary will be reviewed by the Board of Directors not less frequently than annually, and shall be increased on each anniversary of the Effective Date during the term hereof by an amount equal to not less than ten percent (10%) of the prior year's base salary.

         (b) BENEFITS. Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of Employer that may be in effect from time to time, to the extent Executive is eligible under the terms of those plans (collectively, the "Benefits").

         3.2      BONUS COMPENSATION

         In addition to Executive's Salary, Executive shall be eligible to receive an annual bonus to be determined solely in the discretion of the Employer's compensation committee (the "Compensation Committee"), in an amount not in excess of 100% of the then-applicable Salary for each year in which Executive is employed hereunder.

4.       FACILITIES AND EXPENSES

         4.1      GENERAL

         Employer will pay on behalf of Executive (or reimburse Executive for) reasonable expenses (including business-class travel) incurred by Executive at the request of, or on behalf of, Employer in the performance of Executive's duties pursuant to this Agreement, and in accordance with Employer's employment policies, including reasonable expenses incurred by Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. Executive must file expense reports with respect to such expenses in accordance with Employer's policies.

5.       VACATIONS AND HOLIDAYS

         Executive will be entitled to paid vacation each Fiscal Year in accordance with the vacation policies of Employer in effect for its executive officers from time to time, but in no event less than three (3) weeks per year. Vacation must be taken by Executive at such time or times as reasonably approved by the Chairman of the Board or Chief Executive Officer. Executive will also be entitled to the paid holidays set forth in Employer's policies. Vacation days (but not holidays) during any Fiscal Year that are not used by Executive during such Fiscal Year may be carried over to the following Fiscal Year, provided, however, that no additional vacation days shall accrue so long as Executive is then entitled to four weeks accrued vacation.

6.       TERMINATION

         6.1      EVENTS OF TERMINATION

         The Employment Period and Executive's Basic Compensation, and any and all other rights of Executive under this Agreement or otherwise as an employee of Employer will terminate (except as otherwise provided in this Section):

         (a)      upon the death of Executive;

         (b) upon the Disability of Executive (as defined in Section 6.2) upon thirty (30) days notice from either party to the other;

         (c) for Cause (as defined in Section 6.3), immediately upon notice from Employer to Executive, as or at such later time as such notice may specify; or

         (d) for Good Reason (as defined in Section 6.4) upon not less than thirty (30) days' prior notice from Executive to Employer.

         6.2      DEFINITION OF DISABILITY

         For purposes of Section 6.1, Executive will be deemed to have a "disability" if, for physical or mental reasons, Executive is unable to perform Executive's duties under this Agreement for 45 consecutive days, or 90 days during any twelve month period, as determined in accordance with Section 6.2. The disability of Executive will be determined by a medical doctor mutually agreed upon by Employer and Executive (or Executive's legal guardian or duly authorized attorney-in-fact will act in Executive's stead, in the event Executive is not legally competent) upon the request of Employer. The determination of such medical doctor will be binding upon both parties. Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and Executive hereby authorizes the disclosure and release to Employer of such determination and all supporting medical records. If Executive is not legally competent, Executive's legal guardian or duly authorized attorney-in-fact will act in Executive's stead, under this Section 6.2, for the purposes of submitting Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

         6.3      DEFINITION OF "FOR CAUSE"

         For purposes of Section 6.1, the phrase "for cause" means: (a) the conviction of, or the entering of a guilty plea or plea of no contest with respect to a felony or the equivalent thereof involving moral turpitude; or (b) willful and material wrongful or grossly negligent actions that result in material damage to Employer; or the annual revenues of the Employer for any fiscal year is less than $1,500,000 as determined by the annual audited financial statements of the Employer.

         6.4      DEFINITION OF "FOR GOOD REASON"

         For purposes of Section 6.1 and 6.5(a), the phrase "for good reason" means any of the following: (a) Employer's material breach of this Agreement or any other agreement entered between Employer and Executive concurrent herewith;
(b) the assignment of Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; (c) the relocation of Executive's place of employment more than 30 miles from its current location without Executive's consent; (d) a reduction in Executive's base salary or material reduction in his benefits; or (e) the material breach by AccuPoll Holding Corp. ("AccuPoll") of any agreement entered into between AccuPoll and Executive concurrent herewith.

         6.5      TERMINATION OF PAY

         Effective upon the termination of this Agreement, Employer will be obligated to pay Executive (or in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 6.5, and in lieu of all other amounts and in settlement and complete release of all claims Executive may have against Employer for any amounts due and owing to Executive, as an employee, under this Agreement. For purposes of this Section 6.5, Executive's designated beneficiary will be such individual beneficiary or trust, located at such address as Executive may designate by notice to Employer from time to time or, if Executive fails to give notice to Employer of such beneficiary, Executive's estate. Notwithstanding the preceding sentence, Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of Executive, to determine whether any beneficiary designated by Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as Executive's personal representative (or the trustee of a trust established by Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

         (a) TERMINATION BY EXECUTIVE FOR GOOD REASON OR BY EMPLOYER WITHOUT CAUSE. If Executive terminates this Agreement for good reason, or if Employer terminates Executive without Cause (other than by reason of Executive's death or disability), Employer will pay Executive a lump sum severance payment in an amount equal to the greater of (i) the salary payable to Executive for the remainder of the term of this Agreement, or
                  (ii) Executive's then current annual salary. Employer shall also provide all benefits to which Executive is entitled immediately prior to such termination for a period equal to the greater of (i) the number of months remaining in the term of this Agreement, or (ii) 12 months following the date of termination (or reimburse Executive for all costs incurred by Executive in obtaining comparable benefits).

         (b) TERMINATION BY EMPLOYER FOR CAUSE. If Employer terminates this Agreement for cause, Executive will be entitled to receive (i) his Salary only through the date such termination is effective, (ii) the payment of earned and accrued bonus and incentive plan payments due Executive, if any, under any bonus or incentive plan in which Executive participated prior to termination; (iii) the payment of any unused accrued vacation through the date of termination; and (iv) the payment of any reimbursable business expenses that were documented by Executive in accordance with the Employer's policies prior to the termination of this Agreement, and will not be entitled to any other compensation for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

         (c) TERMINATION UPON DISABILITY. If this Agreement is terminated by either party as a result of Executive's disability, as determined under Section 6.2, Executive will be entitled to receive (i) the prorated payment of Executive's salary through the date of termination to the extent not paid by then; (ii) the payment of earned and accrued bonus and incentive plan payments due Executive, if any, under any bonus or incentive plan in which Executive participated prior to termination;
                  (iii) the payment of any unused accrued vacation through the date of termination; and (iv) the payment of any reimbursable business expenses that were documented by Executive in accordance with the Employer's policies prior to the termination of this Agreement, (v) all benefits to which Executive is entitled immediately prior to such termination, through the remainder of the calendar month during which such termination is effective and for the three consecutive months thereafter.

         (d) TERMINATION UPON DEATH. If this Agreement is terminated because of Executive's death, Executive's named beneficiary will be entitled to receive (i) the prorated payment of Executive's salary through the end of the calendar month in which the death occurs; (ii) the payment of earned and accrued bonus and incentive plan payments due Executive, if any, under any bonus or incentive plan in which Executive participated prior to termination; (iii) the payment of any unused accrued vacation through the date of termination; and (iv) the payment of any reimbursable business expenses that were documented by Executive in accordance with the Employer's policies prior to the termination of this Agreement.

         (e) BENEFITS. Except as provided in paragraphs (a) and (c) above, Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Executive will not receive, as part of his termination pay pursuant to this Section 6, any payment or other compensation for any holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement, but will be entitled to be paid for accrued but unused vacation days, up to a maximum of twenty (20) accrued vacation days.

7.       NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

         7.1      ACKNOWLEDGMENTS BY THE EXECUTIVE

         Executive acknowledges that (a) during the Employment Period and as a part of his employment, Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on Employer and its business; (c) the Employer has required that Executive make the covenants in this Section 7; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

         7.2      AGREEMENT OF THE EXECUTIVE

         In consideration of the compensation and benefits to be paid or provided to Executive by Employer under this Agreement, Executive covenants as follows:

         (a)      CONFIDENTIALITY:

                  1. During and following the Employment Period, Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of Employer or except as otherwise expressly permitted by the terms of this Agreement.

                  2. Any trade secrets of Employer will be entitled to all of the protections and benefits under California law and any other applicable law. If any information that Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered

                           Confidential Information for purposes of this Agreement. Executive hereby waives any requirement that Employer submit proof of the economic value of any trade secret or post a bond or other security.

                  3. None of the foregoing obligations and restrictions applies to any part of the Confidential Information that Executive demonstrates was or became generally available to the public other than as a result of a disclosure by Executive.

                  4. Executive will not remove from Employer's premises (except to the extent such removal is for purposes of the performance of Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Executive recognizes that, as between Employer and Executive, all of the Proprietary Items, whether or not developed by Executive, are the exclusive property of Employer. Upon termination of this Agreement by either party, or upon the request of Employer during the Employment Period, Executive will return to Employer all of the Proprietary Items in Executive's possession or subject to Executive's control (except to the extent any such return during the Employment Period shall materially interfere with Executive's ability to perform his obligations under this Agreement), and Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         7.3      DISPUTES OF CONTROVERSIES

         Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by Employer, Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.       NON-COMPETITION AND NON-INTERFERENCE

         8.1      ACKNOWLEDGMENTS BY THE EXECUTIVE

         Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) Employer's business is international in scope and its services are marketed throughout the United States and internationally; (c) Employer competes with other businesses that are or could be located in any part of the United States of internationally; (d) the Employer has required that

Executive make the covenants set forth in this Section 8 as a condition to the Employer's acquisition of Executive's stock in Employer; and (e) the provisions of this Section 8 are reasonable and necessary to protect Employer's business.

         8.2      COVENANTS OF THE EXECUTIVE

         In consideration of the acknowledgments by Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by Employer, Executive covenants that he will not, directly or indirectly:

         (a) during the Employment Period, except in the course of his employment hereunder, and during a oneyear Post-Employment

                  Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products, services or activities compete in whole or in part with the products, services or activities of Employer anywhere within the United States or any other jurisdiction in which Employer then conducts business; provided, however, that Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed in any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (b) whether for Executive's own account or for the account of any other person, at any time during the Employment Period and the one-year Post-Employment Period, solicit business of the same or similar type being carried on by Employer, from any person known by Executive to be a customer of Employer, whether or not Executive had personal contact with such person during and by reason of Executive's employment with Employer;

         (c) whether for Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of Employer to terminate his employment with Employer; or (ii) at any time during the Employment Period and for three years thereafter, interfere with Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of Employer; or

         (d) at any time during or after the Employment Period, disparage Employer or any of its shareholders, directors, officers, employees, or agents.

         For purposes of this Section 8.2, the term "Post-Employment Period" means the one year period beginning on the date of termination of Executive's employment with Employer for any reason, voluntary or involuntary.

         If any covenant of this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Executive.

         The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by Executive of such covenant.

         Executive will, while the covenant under this Section 8.2 is in effect, give notice to Employer, within ten days after accepting any other employment, of the identity of Executive's employer. Employer may notify such employer that Executive is bound by this Agreement, and at Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

9.       GENERAL PROVISIONS

         9.1.     INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

         Executive acknowledges that the injury that would be suffered by Employer as a result of a breach of the provisions of this Agreement (including any provision of Section 7 and 8) would be irreparable and that an award of monetary damages to Employer for such breach may or would be an inadequate remedy and that failure to comply with the provisions of this Section 8 will result in irreparable and continuing damage to the Employer for which there will be no adequate remedy at law. The Employer shall be entitled to all of its remedies at law or in equity for damages and injunctive relief in the event of any violation of this section by the Executive. Consequently, Employer also will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Employer will not be obligated to post bond or other security in seeking such relief. Without limiting Employer's rights under this Section 9 or any other remedies of Employer, if Executive breaches any of the provisions of Section 7 or 8, Employer will have the right to cease making any payments otherwise due to Executive under this Agreement.

         9.2      COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT
                  COVENANTS

         The covenants by Executive in Section 7 and 8 are essential elements of this Agreement and without Executive's agreement to comply with such covenants, the Employer would not have acquired Executive's stock under the Reorganization Agreement with him and Employer would not have entered into this Agreement or employed or continued the employment of Executive. Employer and Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by Employer.

         Executive's covenants in Section 7 and 8 are independent covenants and the existence of any claim by Executive against Employer under this Agreement or otherwise, or against the Employer, will not excuse Executive's breach of any covenant in Section 7 and 8.

         If Executive's employment hereunder expires or is terminated for Cause, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Executive in Sections 7 and 8.

         9.3      REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE

         Executive represents and warrants to Employer that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be bound.

         9.4      OBLIGATIONS CONTINGENT ON PERFORMANCE

         The obligations of Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon Executive's performance of Executive's obligations hereunder, in the reasonable determination of the Board of Directors of Employer.

         9.5      WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand of one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         9.6      BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

         This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Executive under this Agreement, being personal, may not be delegated.

         9.7      NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when:
(a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Employer:            30 Executive Park #260
                                    Irvine, Ca 92614
                                    Telephone: 949.200.4000
                                    Facsimile: 949.200.4005

         If to Executive:           Mr. Michael Shocket
                                    30 Corporate Park, Suite 110
                                    Irvine, CA 92606
                                    Telephone:
                                    Facsimile:

         9.8      ENTIRE AGREEMENT; AMENDMENTS

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         9.9      GOVERNING LAW

         This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

         9.10     JURISDICTION

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of California, County of Orange, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein and hereby waive their rights to a jury trial. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         9.11     SECTION HEADINGS, CONSTRUCTION

         The heading of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding works or terms.

         9.12     SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         9.13     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

         9.14     WAIVER OF JURY TRIAL

         THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLE TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

EMPLOYER                                       EXECUTIVE

Z prompt inc.
a California corporation

BY: /S/PAUL MUSCO                              /S/ MICHAEL SHOCKET
    --------------------------                 -----------------------------
    Paul Musco, President                      Michael Shocket

                                    EXHIBIT D
                                    ---------

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made as of April 9, 2003 by Z prompt inc., a California corporation (the "Employer"), and Paul Musco, an individual (the "Executive").

                                    RECITALS

         The Employer desires Executive's employment with Employer and Executive desires to accept such employment, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section.

         AGREEMENT. This Employment Agreement, as amended from time to time.

         BASIC COMPENSATION.  Salary and benefits.

         BENEFITS. See section 3.1(b)

         BOARD OF DIRECTORS.  The board of directors of Employer.

         CONFIDENTIAL INFORMATION.  Any and all:

         (a) trade secrets concerning the business and affairs of Employer, data, know-how, graphs, drawings, samples, inventions and ideas, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of California law; and

         (b) information concerning the business and affairs of Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; and

         (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for Employer containing or based, in whole or in part, on any information included in the foregoing.

         CONTRACT YEAR. Any 12 month period during the Employment Period commencing on the Effective Date, or any anniversary of the Effective Date.

         DISABILITY. See Section 6.2.

         EFFECTIVE DATE. The date stated in the first paragraph of the Agreement.

         EMPLOYMENT PERIOD.  See Section 2.2.

         FISCAL YEAR. Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

         FOR CAUSE.  See Section 6.3

         FOR GOOD REASON.  See Section 6.4.

         PERSON. Any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

         POST-EMPLOYMENT PERIOD.  See Section 8.2.

         PROPRIETARY ITEMS.  See Section 7.2(a)(iv).

         SALARY. See Section 3.1(a)

2.       EMPLOYMENT TERMS AND DUTIES

         2.1      EMPLOYMENT

         Employer hereby employs Executive, and Executive hereby accepts employment by Employer upon the terms and conditions set forth in this Agreement.

         2.2      TERM

         Subject to the provisions of Section 6, the term of Executive's employment under this Agreement will be three years (the "Employment Period"), beginning on the Effective Date and ending on the third anniversary of the Effective Date, unless extended in accordance with the terms hereof.

         2.3      DUTIES

         Executive will have such duties as are assigned or delegated to Executive by the Board of Directors of Employer, and will initially serve as President of Employer. Executive will devote his entire business time, attention, skill, and energy exclusively to the business of Employer, will use his best efforts to promote the success of Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of Employer. If Executive is elected as a director of Employer or as a director or officer of any of its affiliates, Executive will fulfill his duties as such director or officer without additional compensation.

3.       COMPENSATION

         3.1      BASIS COMPENSATION

         (a) SALARY. Executive will be paid an annual base salary of $120,000, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to Employer's customary payroll practices, but no less frequently than monthly. The salary will be reviewed by the Board of Directors not less frequently than annually, and shall be increased on each anniversary of the Effective Date during the term hereof by an amount equal to not less than ten percent (10%) of the prior year's base salary.

         (b) BENEFITS. Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of Employer that may be in effect from time to time, to the extent Executive is eligible under the terms of those plans (collectively, the "Benefits").

         3.2      BONUS COMPENSATION

         In addition to Executive's Salary, Executive shall be eligible to receive an annual bonus to be determined solely in the discretion of the Employer's compensation committee (the "Compensation Committee"), in an amount not in excess of 100% of the then-applicable Salary for each year in which Executive is employed hereunder.

4.       FACILITIES AND EXPENSES

         4.1      GENERAL

         Employer will pay on behalf of Executive (or reimburse Executive for) reasonable expenses (including business-class travel) incurred by Executive at the request of, or on behalf of, Employer in the performance of Executive's duties pursuant to this Agreement, and in accordance with Employer's employment policies, including reasonable expenses incurred by Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. Executive must file expense reports with respect to such expenses in accordance with Employer's policies.

5.       VACATIONS AND HOLIDAYS

         Executive will be entitled to paid vacation each Fiscal Year in accordance with the vacation policies of Employer in effect for its executive officers from time to time, but in no event less than three (3) weeks per year. Vacation must be taken by Executive at such time or times as reasonably approved by the Chairman of the Board or Chief Executive Officer. Executive will also be entitled to the paid holidays set forth in Employer's policies. Vacation days (but not holidays) during any Fiscal Year that are not used by Executive during such Fiscal Year may be carried over to the following Fiscal Year, provided, however, that no additional vacation days shall accrue so long as Executive is then entitled to four weeks accrued vacation.

6.       TERMINATION

         6.1      EVENTS OF TERMINATION

         The Employment Period and Executive's Basic Compensation, and any and all other rights of Executive under this Agreement or otherwise as an employee of Employer will terminate (except as otherwise provided in this Section):

         (a)      upon the death of Executive;

         (b) upon the Disability of Executive (as defined in Section 6.2) upon thirty (30) days notice from either party to the other;

         (c) for Cause (as defined in Section 6.3), immediately upon notice from Employer to Executive, as or at such later time as such notice may specify; or

         (d) for Good Reason (as defined in Section 6.4) upon not less than thirty (30) days' prior notice from Executive to Employer.

         6.2      DEFINITION OF DISABILITY

         For purposes of Section 6.1, Executive will be deemed to have a "disability" if, for physical or mental reasons, Executive is unable to perform Executive's duties under this Agreement for 45 consecutive days, or 90 days during any twelve month period, as determined in accordance with Section 6.2. The disability of Executive will be determined by a medical doctor mutually agreed upon by Employer and Executive (or Executive's legal guardian or duly authorized attorney-in-fact will act in Executive's stead, in the event Executive is not legally competent) upon the request of Employer. The determination of such medical doctor will be binding upon both parties. Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 6.2, and Executive hereby authorizes the disclosure and release to Employer of such determination and all supporting medical records. If Executive is not legally competent, Executive's legal guardian or duly authorized attorney-in-fact will act in Executive's stead, under this Section 6.2, for the purposes of submitting Executive to the examinations, and providing the authorization of disclosure, required under this Section 6.2.

         6.3      DEFINITION OF "FOR CAUSE"

         For purposes of Section 6.1, the phrase "for cause" means: (a) the conviction of, or the entering of a guilty plea or plea of no contest with respect to a felony or the equivalent thereof involving moral turpitude; or (b) willful and material wrongful or grossly negligent actions that result in material damage to Employer.

         6.4      DEFINITION OF "FOR GOOD REASON"

         For purposes of Section 6.1 and 6.5(a), the phrase "for good reason" means any of the following: (a) Employer's material breach of this Agreement or any other agreement entered between Employer and Executive concurrent herewith;
(b) the assignment of Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; (c) the relocation of Executive's place of employment more than 30 miles from its current location without Executive's consent; (d) a reduction in Executive's base salary or material reduction in his benefits; or (e) the material breach by AccuPoll Holding Corp. ("AccuPoll") of any agreement entered into between AccuPoll and Executive or Z prompt inc. and Executive concurrent herewith.

         6.5      TERMINATION OF PAY

         Effective upon the termination of this Agreement, Employer will be obligated to pay Executive (or in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 6.5, and in lieu of all other amounts and in settlement and complete release of all claims Executive may have against Employer for any amounts due and owing to Executive, as an employee, under this Agreement. For purposes of this Section 6.5, Executive's designated beneficiary will be such individual beneficiary or trust, located at such address as Executive may designate by notice to Employer from time to time or, if Executive fails to give notice to Employer of such beneficiary, Executive's estate. Notwithstanding the preceding sentence, Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of Executive, to determine whether any beneficiary designated by Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as Executive's personal representative (or the trustee of a trust established by Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

         (a) TERMINATION BY EXECUTIVE FOR GOOD REASON OR BY EMPLOYER WITHOUT CAUSE. If Executive terminates this Agreement for good reason, or if Employer terminates Executive without Cause (other than by reason of Executive's death or disability), Employer will pay Executive a lump sum severance payment in an amount equal to the greater of (i) the salary payable to Executive for the remainder of the term of this Agreement, or
                  (ii) Executive's then current annual salary. Employer shall also provide all benefits to which Executive is entitled immediately prior to such termination for a period equal to the greater of (i) the number of months remaining in the term of this Agreement, or (ii) 12 months following the date of termination (or reimburse Executive for all costs incurred by Executive in obtaining comparable benefits).

         (b) TERMINATION BY EMPLOYER FOR CAUSE. If Employer terminates this Agreement for cause, Executive will be entitled to receive (i) his Salary only through the date such termination is effective, (ii) the payment of earned and accrued bonus and incentive plan payments due Executive, if any, under any bonus or incentive plan in which Executive participated prior to termination; (iii) the payment of any unused accrued vacation through the date of termination; and (iv) the payment of any reimbursable business expenses that were documented by Executive in accordance with the Employer's policies prior to the termination of this Agreement, and will not be entitled to any other compensation for the Fiscal Year during which such termination occurs or any subsequent Fiscal Year.

         (c) TERMINATION UPON DISABILITY. If this Agreement is terminated by either party as a result of Executive's disability, as determined under Section 6.2, Executive will be entitled to receive (i) the prorated payment of Executive's salary through the date of termination to the extent not paid by then; (ii) the payment of earned and accrued bonus and incentive plan payments due Executive, if any, under any bonus or incentive plan in which Executive participated prior to termination;
                  (iii) the payment of any unused accrued vacation through the date of termination; and (iv) the payment of any reimbursable business expenses that were documented by Executive in accordance with the Employer's policies prior to the termination of this Agreement, (v) all benefits to which Executive is entitled immediately prior to such termination, through the remainder of the calendar month during which such termination is effective and for the three consecutive months thereafter.

         (d) TERMINATION UPON DEATH. If this Agreement is terminated because of Executive's death, Executive's named beneficiary will be entitled to receive (i) the prorated payment of Executive's salary through the end of the calendar month in which the death occurs; (ii) the payment of earned and accrued bonus and incentive plan payments due Executive, if any, under any bonus or incentive plan in which Executive participated prior to termination; (iii) the payment of any unused accrued vacation through the date of termination; and (iv) the payment of any reimbursable business expenses that were documented by Executive in accordance with the Employer's policies prior to the termination of this Agreement.

         (e) BENEFITS. Except as provided in paragraphs (a) and (c) above, Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Executive will not receive, as part of his termination pay pursuant to this Section 6, any payment or other compensation for any holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement, but will be entitled to be paid for accrued but unused vacation days, up to a maximum of twenty (20) accrued vacation days.

7.       NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

         7.1      ACKNOWLEDGMENTS BY THE EXECUTIVE

         Executive acknowledges that (a) during the Employment Period and as a part of his employment, Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on Employer and its business; (c) the Employer has required that Executive make the covenants in this Section 7; and (d) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

         7.2      AGREEMENT OF THE EXECUTIVE

         In consideration of the compensation and benefits to be paid or provided to Executive by Employer under this Agreement, Executive covenants as follows:

         (a)      CONFIDENTIALITY:

                  1. During and following the Employment Period, Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of Employer or except as otherwise expressly permitted by the terms of this Agreement.

                  2. Any trade secrets of Employer will be entitled to all of the protections and benefits under California law and any other applicable law. If any information that Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered

                           Confidential Information for purposes of this Agreement. Executive hereby waives any requirement that Employer submit proof of the economic value of any trade secret or post a bond or other security.

                  3. None of the foregoing obligations and restrictions applies to any part of the Confidential Information that Executive demonstrates was or became generally available to the public other than as a result of a disclosure by Executive.

                  4. Executive will not remove from Employer's premises (except to the extent such removal is for purposes of the performance of Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Executive recognizes that, as between Employer and Executive, all of the Proprietary Items, whether or not developed by Executive, are the exclusive property of Employer. Upon termination of this Agreement by either party, or upon the request of Employer during the Employment Period, Executive will return to Employer all of the Proprietary Items in Executive's possession or subject to Executive's control (except to the extent any such return during the Employment Period shall materially interfere with Executive's ability to perform his obligations under this Agreement), and Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         7.3      DISPUTES OF CONTROVERSIES

         Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by Employer, Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.       NON-COMPETITION AND NON-INTERFERENCE

         8.1      ACKNOWLEDGMENTS BY THE EXECUTIVE

         Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) Employer's business is international in scope and its services are marketed throughout the United States and internationally; (c) Employer competes with other businesses that are or could be located in any part of the United States of internationally; (d) the Employer has required that

Executive make the covenants set forth in this Section 8 as a condition to the Employer's acquisition of Executive's stock in Employer; and (e) the provisions of this Section 8 are reasonable and necessary to protect Employer's business.

         8.2      COVENANTS OF THE EXECUTIVE

         In consideration of the acknowledgments by Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by Employer, Executive covenants that he will not, directly or indirectly:

         (a) during the Employment Period, except in the course of his employment hereunder, and during a one-year Post-Employment Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business whose products, services or activities compete in whole or in part with the products, services or activities of Employer anywhere within the United States or any other jurisdiction in which Employer then conducts business; provided, however, that Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed in any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

         (b) whether for Executive's own account or for the account of any other person, at any time during the Employment Period and the one-year Post-Employment Period, solicit business of the same or similar type being carried on by Employer, from any person known by Executive to be a customer of Employer, whether or not Executive had personal contact with such person during and by reason of Executive's employment with Employer;

         (c) whether for Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of Employer to terminate his employment with Employer; or (ii) at any time during the Employment Period and for three years thereafter, interfere with Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of Employer; or

         (d) at any time during or after the Employment Period, disparage Employer or any of its shareholders, directors, officers, employees, or agents.

         For purposes of this Section 8.2, the term "Post-Employment Period" means the one year period beginning on the date of termination of Executive's employment with Employer for any reason, voluntary or involuntary.

         If any covenant of this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Executive.

         The period of time applicable to any covenant in this Section 8.2 will be extended by the uration of any violation by Executive of such covenant.

         Executive will, while the covenant under this Section 8.2 is in effect, give notice to Employer, within ten days after accepting any other employment, of the identity of Executive's employer. Employer may notify such employer that Executive is bound by this Agreement, and at Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

9.       GENERAL PROVISIONS

         9.1.     INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

         Executive acknowledges that the injury that would be suffered by Employer as a result of a breach of the provisions of this Agreement (including any provision of Section 7 and 8) would be irreparable and that an award of monetary damages to Employer for such breach may or would be an inadequate remedy and that failure to comply with the provisions of this Section 8 will result in irreparable and continuing damage to the Employer for which there will be no adequate remedy at law. The Employer shall be entitled to all of its remedies at law or in equity for damages and injunctive relief in the event of any violation of this section by the Executive. Consequently, Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and Employer will not be obligated to post bond or other security in seeking such relief. Without limiting Employer's rights under this Section 9 or any other remedies of Employer, if Executive breaches any of the provisions of Section 7 or 8, Employer will have the right to cease making any payments otherwise due to Executive under this Agreement.

         9.2      COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT
                  COVENANTS

         The covenants by Executive in Section 7 and 8 are essential elements of this Agreement and without Executive's agreement to comply with such covenants, the Employer would not have acquired Executive's stock under the Reorganization Agreement with him and Employer would not have entered into this Agreement or employed or continued the employment of Executive. Employer and Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by Employer.

         Executive's covenants in Section 7 and 8 are independent covenants and the existence of any claim by Executive against Employer under this Agreement or otherwise, or against the Employer, will not excuse Executive's breach of any covenant in Section 7 and 8.

         If Executive's employment hereunder expires or is terminated for Cause, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Executive in Sections 7 and 8.

         9.3      REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE

         Executive represents and warrants to Employer that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be bound.

         9.4      OBLIGATIONS CONTINGENT ON PERFORMANCE

         The obligations of Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon Executive's performance of Executive's obligations hereunder, in the reasonable determination of the Board of Directors of Employer.

         9.5      WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand of one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         9.6      BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

         This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Executive under this Agreement, being personal, may not be delegated.

         9.7      NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when:
(a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Employer:            30 Executive Park # 260
                                    Irvine, Ca 92614
                                    Telephone: 949.200.4000
                                    Facsimile: 949.200.4005

         If to Executive:           Mr. Paul Musco
                                    10869 Disman Place
                                    Tustin, CA 92782
                                    Telephone:
                                    Facsimile:

         9.8      ENTIRE AGREEMENT; AMENDMENTS

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         9.9      GOVERNING LAW

         This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

         9.10     JURISDICTION

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of California, County of Orange, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein and hereby waive their rights to a jury trial. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         9.11     SECTION HEADINGS, CONSTRUCTION

         The heading of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding works or terms.

         9.12     SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         9.13     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

         9.14     WAIVER OF JURY TRIAL

         THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLE TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

EMPLOYER                                          EXECUTIVE

Z prompt inc.
a California corporation

BY: /S/ Michael Shocket                           /S/ Paul Musco
   -----------------------------------            ------------------------------
        Michael Shocket                               Paul Musco
        Chief Executive Officer